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                                                                    EXHIBIT 23.1



                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the application of our report dated January 27, 1999 in Newmont Mining Corporation's Form 10-K incorporated by reference in this Form S-3 to the supplemental note to the financial statements included in the Form 8-K filed by Newmont Mining Corporation on or about June 12, 1999. Additionally, as independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Denver, Colorado,
July 12, 1999.